Exhibit 21

UNITED STATES STEEL CORPORATION

Subsidiary and Joint Ventures

2012 Form 10-K

Company Name

Chisholm Coal LLC

Chrome Deposit Corporation

Compagnie de Gestion de Mifergui- Nimba, LTEE

Cygnus Mines Limited

Delaware USS Corporation

Double Eagle Steel Coating Company

Double G Coatings, Inc.

Double G Coatings Company, L.P.

Essex Minerals Company

Feralloy Processing Company

GCW/USS Energy, LLC

Grant Assurance Corporation

Kanawha Coal LLC

Oilfield Technologies, Inc.

Orinoco Mining Company

PITCAL, Inc.

USS-POSCO Industries

Perdido Land Development, Inc.

Pitcal Pipe, LLC

Preserve Village Developers, LLC

Steel Health Resources, LLC

Stelco Holding Company

Ontario Coal Company

Ontario Eveleth Company

Ontario Hibbing Company

Stelco Coal Company

Stelco Erie Corporation

Ontario Tilden Company

Straightline, Inc.

Straightline Source, Inc.

UNITED STATES STEEL CORPORATION

Subsidiary and Joint Ventures

2012 Form 10-K

Swan Point Yacht & Country Club, Inc.

SPDC Hotel, LLC

Swan Point Development Company, Inc.

Brookfield Swan Point, LLC

Timber Wolf Land, LLC

Transtar, Inc.

Delray Connecting Railroad Company

Gary Railway Company

Tracks Traffic and Management Services, Inc.

Texas & Northern Railway Company

Lake Terminal Railroad Company, The

Lorain Northern Company f/k/a/ Ohio Northern Company

McKeesport Connecting Railroad Company

Union Railroad Company

Birmingham Southern Railroad Company

Fairfield Southern Company, Inc.

Warrior & Gulf Navigation LLC

Sisco Stevedoring, LLC

U. S. Steel China, LLC

U. S. Steel Holdings, Inc.

U. S. Steel Holdings II, LLC

Worldwide Steel C.V.

U. S. Steel Global Holdings I B.V.

U. S. Steel Košice, s.r.o. (USSK)

OBAL-SERVIS, a.s. Košice

U. S. Steel Europe (UK) Limited

U. S. Steel Košice – Labortest, s.r.o.

U. S. Steel Services s.r.o.

U. S. Steel Europe - Bohemia a.s.

U. S. Steel Europe - France S.A.

U. S. Steel Košice - SBS, s.r.o.

UNITED STATES STEEL CORPORATION

Subsidiary and Joint Ventures

2012 Form 10-K

U. S. Steel Europe - Germany GmbH

U. S. Steel Europe - Italy S.r.l.

RMS, a.s. Košice

U. S. Steel Enterprises BV

U. S. Steel Global Holdings II, B.V.

U. S. Steel Canada Limited Partnership

U. S. Steel Canada Inc.

The Steel Company of Canada, Limited

4347226 Canada Inc.

The Stelco Plate Company Ltd.

U. S. Steel Tubular Products Canada GP Inc.

U. S. Steel Tubular Products Canada Limited Partnership

742784 Ontario Inc.

Baycoat Limited

Baycoat Limited Partnership (Baycoat L.P.)

D.C. Chrome Limited

U. S. Steel Serbia, BV

U. S. Steel Holdings IV, Inc.

U. S. Steel International of Canada, LTD.

U. S. Steel Mining Company, LLC

U. S. Steel Receivables LLC

U. S. Steel Timber Company, LLC

U. S. Steel Tubular Products, Inc.

Patriot Premium Threading Services, LLC

U. S. Steel Produtos Tubulares do Brasil Ldta.

Zinklahoma, Inc.

Star Brazil US, LLC 2

Star Brazil US, LLC1

Lone Star Brazil Holdings 1 Ltda.

Lone Star Brazil Holdings 2 Ltda.

Apolo Tubulars S.A.

UNITED STATES STEEL CORPORATION

Subsidiary and Joint Ventures

2012 Form 10-K

Lone Star Steel Holdings, Inc.

Lone Star Steel Holdings II, Inc.

Fintube (Thailand) Limited

UEC Technologies, LLC

Met-Chem Canada, Inc.

Met-Chem, Inc.

USX Engineers and Consultants

UEC Sail Information Technology, LTD.

United States Steel Credit Corporation

United States Steel International, Inc.

United States Steel Export Company de Mexico, S.R.L. de C.V.

Acero Prime Servicios, S.R.L. de CV

United States Steel International de Mexico, S.R.L. de C.V.

USS Galvanizing, Inc.

PRO-TEC Coating Company

PRO-TEC Coating Company, Inc.

USS International Services, LLC

USS Lakeside, LLC

Chicago Lakeside Development, LLC

USS Mine Management, Inc.

USS Oilwell Supply Co., LTD.

USS Oilwell Tubular, Inc.

USS Portfolio Delaware, Inc.

USS Tubular Processing, Inc.

USS WSP, LLC

Worthington Specialty Processing

ProCoil Company, LLC

Worthington Taylor, LLC

USX International Sales Company, Inc.